UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 8, 2000

JDS Uniphase Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22874	94-2579683
(Commission File Number)	(IRS Employer Identification Number)

210 Baypointe Parkway
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 434-1800
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

The following members of Registrant's Board of Directors and Executive Officers of Registrant have adopted "plans" under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of Registrant's common stock, par value $0.001 per share, and/or exchangeable shares of Registrant's subsidiary, JDS Uniphase Canada Ltd.:

Jozef Straus, Ph.D

M. Zita Cobb

Anthony R. Muller

Michael C. Phillips

Maurice Tavares

Frederick L. Leonberger, Ph.D

Robert E. Enos

Peter A. Guglielmi

Casimir S. Skrypczak

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS UNIPHASE CORPORATION

By:	/s/ Anthony R. Muller

Anthony R. Muller
Executive Vice President and CFO

Date: December 8, 2000